EXHIBIT 32.1

SECTION 906 CERTIFICATION OF

 PRINCIPAL EXECUTIVE OFFICER

 OF FOLKUP DEVELOPMENT INC.

In connection with the accompanying Annual Report on Form 10-K of Folkup Development Inc. for the year ended December 31, 2020, the undersigned, Hak Yiu Ng, President of Folkup Development Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended December 31, 2020 fairly presents, in all material respects, the financial condition and results of operations of Folkup Development Inc.

Date: September 23, 2021	By:	/s/ Hak Yiu Ng
Hak Yiu Ng
President (principal executive officer)